BANDAG, INCORPORATED AND SUBSIDIARIES
                                                                   Exhibit 11

   COMPUTATION OF EARNINGS PER SHARE


                                                For the Three
                                                 Months Ended
                                                   March 31
                                               1995        1994

                                             (In thousands except
                                               per share data)

    Net earnings per common and common
      equivalent share:
      Weighted average number of shares
       of Common Stock, Class A Common
       Stock and Class B Common Stock
       outstanding                             26,089       27,095

      Additional shares assuming
       exercise of dilutive stock
       options - based on treasury
       stock method using average market
       price                                      118          117
                                               ------       ------
    AVERAGE NUMBER OF COMMON AND COMMON
      EQUIVALENT SHARES                        26,207       27,212
                                              =======      =======

    Net earnings                              $19,579      $15,431
                                              =======      =======

    Net earnings per common and common
     equivalent share                           $0.75        $0.57
                                              =======      =======
    Net earnings per common share
     assuming full dilution:

      Weighted average shares
       outstanding                             26,089       27,095

      Additional shares assuming
       exercise of dilutive stock
       options-based on the treasury
       stock method using the month-end
       price if higher than the average
       market price                               118          117
                                               ------       ------


    FULLY-DILUTED AVERAGE NUMBER OF
      COMMON AND COMMON EQUIVALENT
      SHARES                                   26,207       27,212
                                              =======      =======
    Net earnings                              $19,579      $15,431
                                              =======      =======

    Net earnings per common and common
     equivalent share                           $0.75        $0.57
                                              =======      =======